UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2006, Health Management Associates, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with the offer and sale of an aggregate principal amount of $400,000,000 of 6.125% Senior Notes due 2016 (the “Notes”), pursuant to an underwritten public offering (the “Offering”) that was completed on April 21, 2006. The Purchase Agreement includes representations and warranties made by the Company, conditions for the issuance of the Notes, indemnification and contribution obligations, and other terms and conditions customary in agreements of this type. In connection with the Offering, the Notes were issued pursuant to the Indenture (defined below). The Notes mature on April 15, 2016 and bear interest at a fixed rate of 6.125% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2006.

The underwriters and their affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company. The underwriters have received customary fees and commissions for such transactions.

The Notes are redeemable, in whole or in part, at any time or from time to time, at the Company’s option, at a “make-whole premium” redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed or (b) the sum of the present values of the remaining scheduled payments on the Notes, discounted to the actual redemption date, at a rate equal to the sum of the applicable Treasury Rate (as defined in the Notes) plus 20 basis points. Accrued interest will be paid up to but excluding the redemption date.

The Notes are the Company’s direct, unsecured obligations and will rank equal in priority with the Company’s existing revolving credit facility and any other senior indebtedness that may be incurred by the Company. The Notes are expressly senior in right of payment to the Company’s existing 1.50% Convertible Senior Subordinated Notes due 2023, Exchange Zero-Coupon Convertible Senior Subordinated Notes due 2022 and Zero-Coupon Convertible Senior Subordinated Notes due 2022.

If any of the Company’s subsidiaries are required to issue a guaranty in favor of the lenders under the Company’s existing revolving credit facility (in accordance with the terms thereof) or under any other credit facility ranking equal with the Notes, such subsidiaries will also be required, under the terms of the Notes, to issue a guaranty for the benefit of the holders of the Notes, on substantially the same terms and conditions as the guaranty issued to such other lender.

In connection with the Offering, the Company entered into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”) on April 21, 2006. The Notes (and such other debt securities that the Company may from time to time issue under the Indenture) are subject to the covenants contained in the Indenture, which include limitations and restrictions on, among other things, (i) the incurrence by the Company or its subsidiaries of debt secured by liens, (ii) the incurrence of debt by the Company’s subsidiaries, (iii) sale and lease-back transactions and (iv) consolidations, mergers and transfers of assets, in each case subject to exceptions contained in the Indenture.

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The Indenture contains customary events of default, including: (a) the Company’s failure to pay principal or a redemption premium, if any, on the Notes (or any such other series of debt securities that may be issued pursuant to the Indenture) when due at maturity, upon redemption or otherwise; (b) the Company’s failure to pay any interest on the Notes (or any such other series of debt securities that may be issued pursuant to the Indenture) for 30 days after the interest becomes due; (c) the Company’s failure to deposit any sinking fund payment when due, inasmuch as it pertains to any such other series of debt securities that may be issued pursuant to the Indenture with the benefit of a sinking fund (there is no sinking fund with respect to the Notes); (d) the Company’s failure to perform, or its breach of, any other covenant, agreement or condition in the Indenture in respect of the Notes (or any such other series of debt securities that may be issued pursuant to the Indenture) for 60 days after receipt of written notice of the breach in the manner required by the Indenture; and (e) specified events involving the Company’s bankruptcy, insolvency or reorganization. If an event of default resulting from specified events involving the Company’s bankruptcy, insolvency or reorganization has occurred and is continuing, the Indenture provides that the principal amount plus accrued and unpaid interest on the outstanding Notes will automatically become due and payable without any declaration or other act on the part of the Trustee or any holder. Upon any other event of default with respect to the Notes, the Indenture provides that either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount plus accrued and unpaid interest on the outstanding Notes due and immediately payable. Upon such a declaration, the Company would be obligated to pay the principal amount plus accrued and unpaid interest on the Notes.

The Company and its affiliates maintain various commercial and service relationships with the Trustee and its affiliates in the ordinary course of business. In particular, the Trustee serves as trustee under certain of the Company’s other existing debt issuances. Affiliates of the Trustee may in the future engage in lending and other transactions with the Company.

The descriptions above are summaries only and are qualified in their entirety by the Purchase Agreement, the Indenture and the form of the Notes, filed herewith as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated by reference herein.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (No. 333-132961) (the “Registration Statement”). The Purchase Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K is hereby incorporated by reference in its entirety into the Registration Statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Purchase Agreement, dated April 18, 2006, by and among Health Management Associates, Inc., Citigroup Global Markets Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Indenture, dated April 21, 2006, between Health Management Associates, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of Global Note for the 6.125% Senior Notes due 2016 (included in Exhibit 4.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: April 24, 2006	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer

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